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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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                                                                 JURISDICTION OF     PERCENT OF
PARENT                   SUBSIDIARIES                            ORGANIZATION        OWNERSHIP
------                   ------------                            ---------------     ----------
Ceres Group, Inc.        Central Reserve Life Insurance          Ohio                   100%
                         Company
                         Ceres Financial Services, Inc.          Ohio                   100%
                         Ceres Administrators, L.L.C.            Delaware               100%
                         Ceres Health Care, Inc.                 Delaware               100%
                         Ceres Net, Inc.                         Delaware               100%
                         Ceres Savers Plan, Inc.                 Delaware               100%
                         Ceres Sales LLC                         Delaware               100%
                         QQLink.com, Inc.                        Delaware               100%
                         Continental General Corporation         Nebraska               100%
                         Western Reserve Administrative
                         Services, Inc.                          Ohio                   100%

Central Reserve Life     Provident American Life & Health        Pennsylvania           100%
Insurance Company        Insurance Company
                         United Benefit Life Insurance           Ohio                   100%
                         Company

Ceres Administrators     Continental Association                 Delaware               100%
LLC                      Management Corp.

Ceres Sales LLC          HealthMark Sales, LLC                   Delaware               100%

Continental General      Continental General Insurance           Nebraska               100%
Corporation              Company
                         Continental Agency Services Inc.        Nebraska               100%
                         Continental Print & Photo Company       Nebraska               100%

QQLink.com, Inc.         QQLink Agency, Inc.                     Delaware               100%
                         QQBiz, Inc.                             Delaware               100%

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